Exhibit 99.2

EXECUTION VERSION

CAL FUNDING I LIMITED

Issuer

And

WELLS FARGO BANK, NATIONAL ASSOCIATION

Indenture Trustee
  ______________________________

SERIES 2011-1 SUPPLEMENT

Dated as of September 9, 2011

to

INDENTURE

Dated as of September 9, 2011

 ______________________________

SERIES 2011-1 WAREHOUSE NOTES

- i -

- ii -

SERIES 2011-1 SUPPLEMENT, dated as of September 9, 2011 (as amended, modified and supplemented from time to time in accordance with the terms hereof, this “Supplement”), between CAL FUNDING I LIMITED, an exempted company with limited liability incorporated and existing under the laws of Bermuda (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, pursuant to the Indenture, dated as of September 9, 2011 (as amended and supplemented from time to time in accordance with its terms, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Supplement to the Indenture.

WHEREAS, pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes (“Series 2011-1”) and specify the Principal Terms thereof;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
Definitions; Calculation Guidelines

Section 101.           Definitions.  Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Additional Principal Payment Amount” shall have the meaning set forth in Section 203(a) hereof.

“Advance Rate” shall mean one of the following:

(A)           during the period commencing on the Closing Date and ending on the earlier to occur of (x) the termination of the Hedging Requirement Grace Period or (y) the date on which the Issuer has issued its initial Series of Term Notes having an initial principal balance of not less than One Hundred Million ($100,000,000) and rated “A” or better by a NSRO, eighty percent (80%) if the most recent Manager Report indicates that the Issuer is in compliance with the Minimum Hedging Percentage;

(B)            the lesser of (I) eighty percent (80%) and (II) if the Issuer has issued its initial Series of Term Notes having an initial principal balance of not less than One Hundred Million ($100,000,000) and rated “A” or better by a NSRO, the higher of seventy-six percent (76%) and the advance rate of such Series of Term Notes; or

(C)            seventy-six percent (76%) with respect to all times not covered in clauses (A) or (B).

“Aggregate Series 2011-1 Note Principal Balance” means, as of any date of determination, an amount equal to the sum of the then Series 2011-1 Note Principal Balances of all Series 2011-1 Notes then Outstanding.

“Alternative Rate” means on any day for any Series 2011-1 Advance allocated to an Interest Accrual Period, an interest rate per annum equal to the Base Rate if, on or before the first day of such Interest Accrual Period, a Series 2011-1 Noteholder (or an agent thereof) or its Deal Agent shall have notified the Issuer that a Eurodollar Disruption Event has occurred.

“Applicable Margin” shall mean, with respect to each Series 2011-1 Note, two and a half percent (2.50%) per annum.

“Availability” shall have the meaning set forth in the Series 2011-1 Note Purchase Agreement.

“Bank of America” means Bank of America, National Association.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate". The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Breakage Costs” means any amount or amounts as shall compensate a Series 2011-1 Noteholder for any loss, cost or expense incurred by such Series 2011-1 Noteholder or a member of its Related Group in connection with funding obtained by it with respect to a Series 2011-1 Advance (as reasonably determined by the related Deal Agent in its sole discretion on behalf of such Series 2011-1 Noteholder) as a result of (i) the failure of the Issuer to accept funding of a Series 2011-1 Advance in accordance with a Funding Notice submitted by Issuer, or (ii) the failure of the Issuer to make a prepayment in accordance with the terms of any of the Indenture, this Supplement or the Series 2011-1 Note Purchase Agreement, or (iii) the Issuer making a payment of principal on a Series 2011-1 Note on a day other than a Payment Date.  Nothing contained herein shall obligate the Issuer to pay Breakage Costs with respect to any prepayment actually made by the Issuer on the last day of an Interest Accrual Period.

“Change in Law” means the occurrence, after the date of this Supplement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means, with respect to CAI, an event or series of events by which:

(a)           any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 30% or more of the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right);

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of CAI cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c)           any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of CAI, or control over the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

“Closing Date” shall mean September 9, 2011.

“Consolidated Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Funded Debt of CAI and its Subsidiaries as of such date to (b) Consolidated Tangible Net Worth as of such date.

“Control Party” means, with respect to Series 2011-1 Notes, the Majority of Holders of the Series 2011-1 Notes.

“Conversion Date” means the earlier to occur of (i) the date on which a Conversion Event occurs, and (ii) the date set forth in Section 2.5 of the Series 2011-1 Note Purchase Agreement, as such date in this clause (ii) may be extended from time to time in accordance with the terms, and subject to the conditions, of Section 2.5 of the Series 2011-1 Note Purchase Agreement.

“Conversion Event” means the earliest to occur of (i) the date on which an Early Amortization Event occurs, (ii) any Payment Date on which the then aggregate unpaid principal balance of any Series of Notes issued by the Issuer exceeds the Minimum Targeted Principal Balance of such Series (determined after giving effect to any Minimum Principal Payment Amount actually paid with respect to such Series on such Payment Date), (iii) the date on which the Consolidated Leverage Ratio of CAI and its Subsidiaries as of the last day of any fiscal quarter exceeds 4.25 to 1.00 (such limit to be amended from time to time by the Issuer and the Indenture Trustee (acting at the direction of the Majority of Holders of Series 2011-1 Notes) and (iv) the initial Funding Date under the Series 2011-1 Related Documents has not occurred by September 9, 2012.

“Default Interest” means, for any Payment Date, the incremental amount of interest payable on the Notes in accordance with Section 202(b) hereof.

“Defaulting Noteholder” means, subject to Section 209, any Series 2011-1 Noteholder that, as determined by Indenture Trustee, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Series 2011-1 Advances, within two (2) Business Days of the date required to be funded by it hereunder, or (b) has notified the Issuer or Indenture Trustee that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under this Supplement or under other Series 2011-1 Related Documents generally in which it commits to extend credit (it being agreed that a failure or refusal by a Series 2011-1 Noteholder to honor funding requests as a result of a good faith dispute regarding the continuing obligation of such Series 2011-1 Noteholder to provide requested funds under such other agreement shall not serve as the basis for classification of such Series 2011-1 Noteholder as a Defaulting Noteholder).

“Dollars” and the sign “$” mean lawful money of the United States of America.

“Eligible Interest Rate Hedge Provider” shall mean, at the time of execution and delivery of the related Interest Rate Hedge Agreement, one of the following:

(1)           any bank or financial institution which has both (x) a long-term unsecured debt rating of at least “A-” or better from Standard & Poor’s (so long as any Outstanding Notes are rated by Standard & Poor’s) and “A3” or better from Moody’s (so long as any Outstanding Notes are rated by Moody’s) and (y) a short-term unsecured debt rating of “A-1” or better from Standard & Poor’s (so long as any Outstanding Notes are rated by Standard & Poor’s) and “P-1” or better from Moody’s (so long as any Outstanding Notes are rated by Moody’s); or

(2)           any bank or other financial institution which is otherwise acceptable to the Majority of Holders for Series 2011-1.

“Equipment and Lease Report” has the meaning set forth in Section 414 hereof.

“Eurodollar Disruption Event” has the meaning set forth in Section 207 hereof.

“Extension Period” means the period commencing on the Closing Date and ending on the earlier to occur of (i) September 9, 2012 and (ii) the date on which the Issuer issues the initial Series of the Term Notes pursuant to the Indenture.

“Federal Funds Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the applicable Series 2011-1 Noteholder or its Deal Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Fee Letter” means each fee letter, dated on or about the Closing Date, between the Issuer and each Deal Agent.

“Fixed Debt Percentage” means, as of any date of determination, a fraction (specified as a percentage) the numerator of which is equal to an amount equal to the sum of (i) the then unpaid principal balance of all Notes then Outstanding under the Indenture that bear interest at a fixed rate of interest, and (ii) the then unpaid principal balance of all Notes then Outstanding under the Indenture that bear interest at a floating rate of interest and have Interest Rate Hedge Agreements then in effect with an Eligible Interest Rate Hedge Provider, and the denominator of which is equal to the then Aggregate Principal Balance.

“Funding Date” means each Purchase Date, as defined in the Series 2011-1 Note Purchase Agreement.

“Hedging Requirement Grace Period” means the period commencing on the Closing Date and ending on the earliest to occur of (i) June 30, 2012, (ii) the date on which the five-year swap rate (as set forth in The Wall Street Journal) shall equal or exceed three and one quarter of one percent (3.25%) per annum, (iii) the date on which the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, for Dollar deposits with a term equivalent to one month, exceeds two percent (2.00%) and (iv) the first date after the initial Funding Date on which the Issuer complies with the Hedging Requirement.

“Increased Costs” means any amount owed to a Series 2011-1 Noteholder under Section 6.2 of the Series 2011-1 Note Purchase Agreement.

“Indemnified Party” shall have the meaning set forth in Section 205(a) hereof.

“Indemnified Taxes” shall have the meaning set forth in Section 205(b) hereof.

“Interest Accrual Period” means the period commencing on, and including, a Payment Date and ending on but excluding the next succeeding Payment Date (or, with respect to the initial Interest Accrual Period, commencing on and including the initial Funding Date and ending on but excluding the day immediately preceding the initial Payment Date).

“Interest Rate Hedge Agreements” means an ISDA interest rate swap or cap agreement between the Issuer and the Interest Rate Hedge Provider named therein pursuant to which (i) the Issuer will receive payments from the Interest Rate Hedge Provider based on LIBOR and (ii) recourse by the Interest Rate Hedge Provider to the Issuer is limited to that portion of the Available Distribution Amount which pursuant to the terms of this Indenture is available for such payment.

“Interest Rate Hedge Provider” means any Person (other than the Issuer) that has entered into an Interest Rate Hedge Agreement with the Issuer until such Person is terminated or replaced under the related Interest Rte Hedge Agreement.

“LIBOR Rate” means for any Interest Accrual Period with respect to any Series 2011-1 Advance, an interest rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage

where:

“Eurodollar Base Rate” means for such Interest Accrual Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Accrual Period, for Dollar deposits (for delivery on the first day of such Interest Accrual Period) with a term equivalent to such Interest Accrual Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Accrual Period shall be the rate per annum determined by the Indenture Trustee to be the rate at which deposits in Dollars for delivery on the first day of such Interest Accrual Period in same day funds in the approximate amount of the Series 2011-1 Advance being made, continued or converted by Bank of America and with a term equivalent to such Interest Accrual Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Accrual Period.

“Eurodollar Reserve Percentage” means for any day during any Interest Accrual Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Series 2011-1 Noteholder, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The LIBOR Rate for each outstanding Series 2011-1 Advance shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Loan” means an extension of credit made by a Series 2011-1 Advance pursuant to Section 204 hereof.

“Long Term Lease” means a Lease, other than a Finance Lease, having an initial term of more than one year.

“Majority of Holders” means, with respect to the Series 2011-1 Notes as of any date of determination, one or more Series 2011-1 Noteholders representing more than fifty percent (50%) of the then aggregate Series 2011-1 Note Commitments of all Series 2011-1 Noteholders (or, if the Conversion Date has occurred, the then Aggregate Series 2011-1 Note Principal Balance); provided however, that the Series 2011-1 Note Commitments (or, if applicable, Series 2011-1 Note Principal Balance) of any Person classified as a Defaulting Noteholder on such date of determination shall be excluded for purposes of determining the Majority of Holders for Series 2011-1; provided, however, that the Indenture Trustee has actual knowledge, or has been given notice, of such Defaulting Noteholder.

“Manager Advance” shall have the meaning set forth in the Management Agreement.

“Manager Report” shall have the meaning set forth in the Management Agreement.

“Minimum Hedging Percentage” has the meaning set forth in Section 411(a) hereof.

“Minimum Principal Payment Amount” means, for the Series 2011-1 Notes on any Payment Date, one of the following:

(1)	for any Payment Date occurring on or prior to the Conversion Date, zero;

(2)
for any Payment Date following the Conversion Date, the excess, if any, of (x) the Aggregate Series 2011-1 Note Principal Balance, over (y) the Minimum Targeted Principal Balance for the Series 2011-1 Notes for such Payment Date.

“Minimum Targeted Principal Balance” means for the Series 2011-1 Notes for each Payment Date subsequent to the Conversion Date, an amount equal to the product of (x) the Aggregate Series 2011-1 Note Principal Balance on the Conversion Date and (y) the percentage set forth opposite such Payment Date (based on the number of months that have elapsed since the Conversion Date; it being agreed that if the Conversion Date does not occur on a Payment Date, the number of months calculated shall commence with the Payment Date immediately following the Conversion Date) on Schedule 1 hereto under the column entitled “Minimum Targeted Principal Balance”.

“Note” means any Series 2011-1 Note.

“NSRO” means a nationally recognized statistical rating organization, as defined in the Securities Act and the rules issued thereunder.

“Other Taxes” shall have the meaning set forth in Section 205(c) hereof.

“Overdue Rate” means an interest rate per annum equal to the sum of (i) the interest rate otherwise in effect hereunder plus (ii) two percent (2%).

“Payment Date” shall have the meaning set forth in Section 201(b) hereof.

“Permitted Interest Withdrawal” shall have the meaning set forth in Section 302(a) hereof.

“Permitted Payment Date Withdrawal” means, with respect to Series 2011-1, either or both of the Permitted Interest Withdrawal and/or the Permitted Principal Withdrawal.

“Permitted Principal Withdrawal” shall have the meaning set forth in Section 302(b) hereof.

“Pro Rata” means in accordance with the Pro Rata Share of each Series 2011-1 Noteholder.

“Pro Rata Share” means, with respect to each Series 2011-1 Noteholder as of any date of determination, a ratio (expressed as a percentage) the numerator of which is equal to the Series 2011-1 Note Commitment (or, if the Conversion Date has occurred, the Series 2011-1 Note Principal Balance) of such Series 2011-1 Noteholder and the denominator of which is equal to the sum of the Series 2011-1 Note Commitments of all Series 2011-1 Noteholders (or, if the Conversion Date has occurred, the Aggregate Series 2011-1 Note Principal Balance).

“Purchaser” shall have the meaning set forth in the Series 2011-1 Note Purchase Agreement.

“Rating Agencies” means, for Series 2011-1, each of Moody’s and Standard & Poor’s.

“Real Estate” means, with respect to a Person, all real property at any time owned or leased (as lessee or sublessee) by such Person.

“Related Group Addition Notice” shall have the meaning set forth in the Series 2011-1 Note Purchase Agreement.

“Scheduled Principal Payment Amount” means, for the Series 2011-1 Notes for any Payment Date, one of the following:

(1)	for any Payment Date occurring on or prior to the Conversion Date, zero (0); or

(2)
for any Payment Date occurring after the Conversion Date and ending on the fourth (4th) anniversary of the Conversion Date, the excess, if any, of (x) the then Aggregate Series 2011-1 Note Principal Balance (determined after giving effect to any payment of the Minimum Principal Payment Amount for the Series 2011-1 Notes on such Payment Date), over (y) the Scheduled Targeted Principal Balance for the Series 2011-1 Notes for such Payment Date.

“Scheduled Targeted Principal Balance” means, for the Series 2011-1 Notes for each Payment Date subsequent to the Conversion Date, an amount equal to the product of (x) the Aggregate Series 2011-1 Note Principal Balance on the Conversion Date and (y) the percentage set forth opposite such Payment Date (based on the number of months elapsed from the Conversion Date; it being agreed that if the Conversion Date does not occur on a Payment Date, the number of months calculation shall commence with the Payment Date immediately following the Conversion Date) on Schedule 2 hereto under the column entitled “Scheduled Targeted Principal Balance”.

“Security Entitlement”  means, any “security entitlement” as defined in Section 8-102(a)(17) of the UCC, arising out of or in any way related to the Managed Containers.

“Series 2011-1” means the Series of Notes the terms of which are specified in this Supplement.

“Series 2011-1 Advance” means any advance of funds made by, or on behalf of, a Series 2011-1 Noteholder pursuant to Section 204(b) hereof.

“Series 2011-1 Legal Final Payment Date” means, with respect to the Series 2011-1 Notes, the Payment Date immediately succeeding the date which is the eighth (8th) anniversary of the Conversion Date.

“Series 2011-1 Note” means any of the CAL Funding I Limited Floating Rate Warehouse Asset-Backed Notes, Series 2011-1, issued pursuant to the terms hereof, substantially in the form of Exhibit A hereto, and shall include any and all replacements or substitutions of such notes.

“Series 2011-1 Note Commitment” means, for each Series 2011-1 Noteholder (excluding, however, any Series 2011-1 Noteholder which is a CP Purchaser), the commitment of such Series 2011-1 Noteholder to fund Series 2011-1 Advances in an aggregate amount outstanding at any point in time not to exceed the amount set forth opposite such Series 2011-1 Noteholder name on Schedule II of the Series 2011-1 Note Purchase Agreement, as such amount may be modified in accordance with the terms thereof, and as such amount shall be automatically updated upon recordation by the Note Registrar in accordance with the terms thereof of any Assignment and Acceptance or Related Group Addition Notice.  After the Conversion Date, the Series 2011-1 Note Commitment for each Series 2011-1 Noteholder shall be equal to the then Series 2011-1 Note Principal Balance of the Series 2011-1 Note owned by such Series 2011-1 Noteholder.

“Series 2011-1 Note Interest Payment” means, with respect to the Series 2011-1 Notes, for each Payment Date, an amount equal to the sum, for each Series 2011-1 Advance outstanding for each day during the related Interest Accrual Period, of the product of (i) if the Alternative Rate shall then be in effect, (A) the principal amount of such Series 2011-1 Advance, (B) an interest rate equal to the sum of (x) the Base Rate in effect and (y) the Applicable Margin, and (C) 1/365 or 1/366, as applicable, or (ii) if clause (i) above shall not apply, (A) the principal amount of such Series 2011-1 Advance, (B) an interest rate equal to the sum of (x) the LIBOR Rate for such Interest Accrual Period and (y) the Applicable Margin, and (C) 1/360.

“Series 2011-1 Note Principal Balance” means, with respect to any Series 2011-1 Note as of any date of determination, an amount equal to the excess of (x) all Series 2011-1 Advances made by or on behalf of the related Series 2011-1 Noteholder on or subsequent to the Closing Date, over (y) the cumulative amount of all Minimum Principal Payment Amounts, Scheduled Principal Payment Amounts, Supplemental Principal Payment Amounts, Additional Principal Payment Amounts and any other Prepayments actually paid to the related Series 2011-1 Noteholder subsequent to the Closing Date.

“Series 2011-1 Note Purchase Agreement” means the Series 2011-1 Note Purchase Agreement, dated as of September 9, 2011, among the Issuer, the Purchasers, the Manager, the Deal Agents named therein, and the Administrative Agent pursuant to which document the Purchasers agreed to purchase the Series 2011-1 Notes and make Series 2011-1 Advances, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Series 2011-1 Noteholder” means, at any time of determination for the Series 2011-1 Notes, any Person in whose name a Series 2011-1 Note is registered in the Note Register.

“Series 2011-1 Related Documents” means any and all of the Indenture, this Supplement, the Series 2011-1 Notes, the Management Agreement, the Contribution and Sale Agreement, the Series 2011-1 Note Purchase Agreement, the Performance Guaranty, the Manager Transfer Facilitator Agreement, each Interest Rate Hedge Agreement (upon execution thereof), the Intercreditor Collateral Agreement, each Fee Letter and any and all other agreements, documents and instruments executed and delivered by or on behalf or support of the Issuer with respect to the issuance and sale of the Series 2011-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Series 2011-1 Series Account” means the account established by the Issuer with the Indenture Trustee into which funds are deposited from the Trust Account pursuant to Section 303 of the Indenture.

“Series 2011-1 Targeted Repayment Date” means the first Payment Date immediately following the date that is the fourth (4th) anniversary of the Conversion Date.

“Step Up Warehouse Fee” means, for the Series 2011-1 Notes, for each Payment Date, an amount equal to the sum, for each Series 2011-1 Advance outstanding for each day during the related Interest Accrual Period, of the product of (A) the principal amount of such Series 2011-1 Advance, (B) the Step Up Warehouse Fee Percentage, and (C) 1/360.

“Step Up Warehouse Fee Percentage” mean, with respect to the Series 2011-1 Notes, an amount equal to (A) prior to the Conversion Date, zero, (B) on and after the Conversion Date until the fourth (4th) anniversary of such Conversion Date, two percent (2.00)% per annum, and (C) at all times not covered by clause (A) or (B), three and one quarter of one percent (3.25%) per annum.

“Supplemental Principal Payment Amount” means the amount of any Prepayment made in accordance with the provisions of Section 702(a) of the Indenture that is allocated to the Series 2011-1 Notes in accordance with each provision of the Indenture.

“Taxes” shall have the meaning set forth in Section 205(a) hereof.

“Unused Commitment” means, with respect to each Series 2011-1 Noteholder as of any date of determination, the excess of (i) the Series 2011-1 Note Commitment then in effect for such Series 2011-1 Noteholder, over (ii) the Series 2011-1 Note Principal Balance of the Series 2011-1 Note owned by such Series 2011-1 Noteholder as of such date of determination, measured after giving effect to all Series 2011-1 Advances made and all principal payments to be received by such Series 2011-1 Noteholder on such date of determination.

“Unused Fee” shall have the meaning set forth in Section 204(c) hereof.

“Unused Fee Percentage” means (i) in the case that the aggregate unpaid principal balance of the Series 2011-1 Notes is greater than 50% of the Series 2011-1 Note Commitment, 0.50%, and (ii) in the case that the aggregate unpaid principal balance of the Series 2011-1 Notes is less than or equal to 50% of the Series 2011-1 Note Commitment, 0.75%.

“Upfront Fee” means, with respect to each Series 2011-1 Noteholder as of any date of determination, an amount equal to the product of (i) one percent (1%) and (ii) the Series 2011-1 Note Commitment then in effect for such Series 2011-1 Noteholder.

(b)           Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or, if not defined therein, as defined in the Series 2011-1 Note Purchase Agreement.

ARTICLE II
Creation of the Series 2011-1 Notes

Section 201.           Designation.

(a)           There is hereby created a Series of revolving Notes to be issued in one Class pursuant to the Indenture and this Supplement to be known respectively as “CAL Funding I Limited Floating Rate Warehouse Asset-Backed Notes, Series 2011-1.”  The Series 2011-1 Notes will be issued in the initial maximum principal balance of One Hundred Million Dollars ($100,000,000) and will not have priority over any other Series, except to the extent set forth in the Supplement for such other Series. The maximum aggregate principal balance of the Series 2011-1 Notes may be increased to Two Hundred Million Dollars ($200,000,000) in accordance with Section 2.3 of the Series 2011-1 Note Purchase Agreement.

(b)           The Payment Date with respect to the Series 2011-1 Notes shall be the twentieth (20th) calendar day of each month (or, if such day is not a Business Day, the immediately following Business Day), commencing October 20, 2011.

(c)            Payments of principal on the Series 2011-1 Notes shall be payable from funds on deposit in the Series 2011-1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Article III hereof.

(d)           Each Series 2011-1 Note is classified as a “Warehouse Note”, as such term is used in the Indenture.  A Step Up Warehouse Fee will be payable on the Series 2011-1 Notes commencing on the Conversion Date.

(e)           All of the Early Amortization Events set forth in Article XII of the Indenture are applicable to Series 2011-1.  In addition, Series 2011-1 shall also be subject to the additional Early Amortization Events set forth in Section 412 hereof.  All of the Events of Default set forth in Article VIII of the Indenture are applicable to Series 2011-1.

(f)            The Series 2011-1 Notes have not been rated by any Rating Agency as of the Closing Date. Accordingly, any provision of the Series 2011-1 Related Documents requiring notification of, or providing notices to, the Rating Agencies shall not be applicable to the Series 2011-1 Notes until such time (if any) a Rating Agency has assigned a rating to the Series 2011-1 Notes.

(g)           The Series 2011-1 Note Legal Final Payment Date shall constitute the Expected Final Payment Date for the purposes of this Supplement and the Series 2011-1 Notes.

(h)           For purposes of Section 801 of the Indenture, the Series 2011-1 Note Interest Payment will be due and payable on each Payment Date, and the then Aggregate Series 2011-1 Note Principal Balance will be due and payable on the Series 2011-1 Legal Final Payment Date.

(i)             In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions hereof shall govern.

(j)             The cure or waiver of an Early Amortization Event will not result in the restoration of the Series 2011-1 Note Commitment of any Series 2011-1 Noteholder without the prior written consent of such Series 2011-1 Noteholder.

(k)            During the Extension Period, the maximum concentration for a single lessee set forth in clause (xv) of the definition of “Eligible Container” shall, solely for purposes of Series 2011-1, be amended to read as follows:

“The sum of the Net Book Values of all Eligible Containers that are on Lease to (i) Mitsui OSK Lines shall not exceed twenty-five percent (25%) of the aggregate Series 2011-1 Note Commitments, (ii) CMA CGM shall not exceed twenty-five percent (25%) of the aggregate Series 2011-1 Note Commitments, (iii) Mediterranean Shipping Company S.A. shall not exceed twenty-five percent (25%) of the aggregate Series 2011-1 Note Commitments or (iv) Compania Sud Americana de Vapores, shall not exceed twenty-five percent (25%) of an amount equal to the aggregate Series 2011-1 Note Commitments of all  Series 2011-1 Noteholders.”

Section 201A        Authentication and Delivery.

(a)           Execution and Delivery. On the Closing Date, the Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 204 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall (i) authenticate (by manual signature, including by separate counterparts) the Series 2011-1 Notes, subject to compliance with the conditions precedent set forth in Section 501 hereof and the Series 2011-1 Note Purchase Agreement, in accordance with such written directions and (ii) subject to compliance with the conditions precedent set forth in Section 501 hereof and the Series 2011-1 Note Purchase Agreement, deliver such Series 2011-1 Notes to the Series 2011-1 Noteholders in accordance with such written directions.

(b)           Definitive Note. In accordance with Section 202 of the Indenture, the Series 2011-1 Notes shall be represented by one or more Definitive Notes.

(c)           Original or Facsimile. The Series 2011-1 Notes shall be executed by manual signature on behalf of the Issuer by any officer of the Issuer and shall be substantially in the form of Exhibit A hereto.

(d)           Minimum Denominations. The Series 2011-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $250,000 in excess thereof.

(e)           Transfer Restrictions.  Notwithstanding the provisions of Section 205 of the Indenture, any Series 2011-1 Noteholder may pledge its Series 2011-1 Note in accordance with the provisions of Section 9.15 of the Series 2011-1 Note Purchase Agreement.

Section 202.           Interest Payments on the Series 2011-1 Notes.

(a)           Interest on Series 2011-1 Notes.  Interest will be payable on the Series 2011-1 Notes on each Payment Date in an amount equal to the Series 2011-1 Note Interest Payment.  Such interest shall be payable on each Payment Date from amounts on deposit in the Series 2011-1 Series Account in accordance with Section 302 of the Indenture and Section 303 hereof.

(b)           Interest on Overdue Amounts.  If the Issuer shall default in the payment of (i) the Series 2011-1 Note Principal Balance of any Series 2011-1 Note on the Series 2011-1 Legal Final Payment Date, or (ii) the Series 2011-1 Note Interest Payment on any Series 2011-1 Note on any Payment Date, or (iii) any other amount becoming due under this Supplement, the Issuer shall, from time to time, pay interest on such unpaid amounts, to the extent permitted by Applicable Law, from the due date of such payment to, but not including, the date of actual payment (after as well as before judgment), at a rate per annum equal to the Overdue Rate, for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof.  Default Interest shall be payable at the times and subject to the priorities set forth in Section 303 hereof.

(c)           Maximum Interest Rate.  In no event shall the interest charged with respect to a Series 2011-1 Note exceed the maximum amount permitted by Applicable Law.  If at any time the interest rate charged with respect to the Series 2011-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2011-1 Note shall be limited to the maximum rate permitted by Applicable Law, but any subsequent reductions in the LIBOR Rate or Alternative Rate, as the case may be, shall not reduce the interest to accrue on such Series 2011-1 Note below the maximum amount permitted by Applicable Law until the total amount of interest accrued on such Series 2011-1 Note equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate had at all times been in effect.  If the total amount of interest paid or accrued on the Series 2011-1 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, the Issuer agrees to pay to the Series 2011-1 Noteholders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been in effect, and (b) the amount of interest actually paid in accordance with the other provisions hereof.

Section 203.           Principal Payments on the Series 2011-1 Notes; Prepayment of Principal on the Series 2011-1 Notes.

(a)           The principal balance of the Series 2011-1 Notes shall be payable on each Payment Date from amounts on deposit in the Series 2011-1 Series Account in an amount equal to (i) so long as no Early Amortization Event is continuing, the sum of the Minimum Principal Payment Amount, the Scheduled Principal Payment Amount and Supplemental Principal Payment Amount for such Payment Date, or (ii) if an Early Amortization Event is then continuing, the then Aggregate Series 2011-1 Note Principal Balance shall be payable in full to the extent that funds are available for such purposes in accordance with the provisions of clause (4) of Part (II) of Section 303 hereof. In addition to such Minimum Principal Payment Amount, the Scheduled Principal Payment Amount and the Supplemental Principal Payment Amount, the principal balance of the Series 2011-1 Notes shall be payable on each Payment Date on which no Early Amortization Event is then continuing that occurs on or after the Series 2011-1 Targeted Repayment Date in an amount equal to a pro rata share of all Available Distribution Amounts remaining after all distributions set forth in clauses (1) through (12) inclusive of Part I Section 302(c) of the Indenture have been paid on such Payment Date, such pro rata share to be calculated after giving effect to amounts payable to the Series 2011-1 Noteholders on such Payment Date as a Step-Up Warehouse Fee, overdue interest or pursuant to Sections 205, 206, 207, 208 and 209 of this Supplement (each such additional payment of principal, an “Additional Principal Payment Amount”).  Such Additional Principal Payment Amount shall be payable from funds available for such purposes pursuant to clause (5) of Part (I) of Section 303 hereof.  The unpaid principal amount of each Series 2011-1 Note, together with all unpaid interest (including all Default Interest), fees, expenses, costs and other amounts payable by the Issuer to the Series 2011-1 Noteholders and the Indenture Trustee pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2011-1 Notes have been accelerated in accordance with the provisions of Section 802 of the Indenture and (y) the Series 2011-1 Legal Final Payment Date.

(b)           The Issuer will have the option to prepay, without premium, all, or a portion of, the Aggregate Series 2011-1 Note Principal Balance, in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000).  Any such Prepayment of the Aggregate Series 2011-1 Note Principal Balance shall also include accrued interest to the date of Prepayment on the principal balance being prepaid, and, if such prepayment is made on a Business Day other than a Payment Date, any Breakage Costs attributable to such Prepayment.  The Issuer may not make such Prepayment from funds in the Trust Account, the Series 2011-1 Series Account or the Restricted Cash Account, except to the extent that funds in any such account would otherwise be payable to the Issuer in accordance with the terms hereof and the Indenture.  In the event of any Prepayment of the Series 2011-1 Notes in accordance with this Section 203(b) or any other provision of the Indenture, the Issuer shall pay any termination, notional reduction, breakage or other fees or costs assessed by any Interest Rate Hedge Provider.  The Issuer must provide advance notice of at least two Business Days to the Series 2011-1 Noteholders of any such optional Prepayment, which notice shall be irrevocable when delivered.

(c)           Any Prepayment of less than the entire Aggregate Series 2011-1 Note Principal Balance, made in accordance with the provisions of Section 203 hereof and occurring after the Conversion Date, shall be applied to reduce the Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts of the Series 2011-1 Notes in respect of each subsequent Payment Date in equal amounts such that, after giving effect to such adjustment, the Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts for each subsequent Payment Date shall be reduced by an amount equal to the quotient of (x) the aggregate amount of such Prepayment actually received by the Series 2011-1 Noteholders, divided by (y) the number of remaining Payment Dates to and including, the Series 2011-1 Legal Final Payment Date.

Section 204.           Amounts and Terms of Series 2011-1 Noteholder Commitments; Payments.

(a)           Subject to the terms and conditions hereof and the Series 2011-1 Note Purchase Agreement, each Series 2011-1 Noteholder agrees to make its Series 2011-1 Note Commitment available to the Issuer on the Closing Date.

(b)           (i)           Prior to the Conversion Date, each Series 2011-1 Note shall be a revolving note with a maximum principal amount equal to the then Series 2011-1 Note Commitment of such Series 2011-1 Noteholder. Each Series 2011-1 Advance borrowed hereunder and repaid or prepaid may be reborrowed prior to the Conversion Date.

(ii)           Each Deal Agent shall maintain records of all Series 2011-1 Advances and repayments made on each Series 2011-1 Note, which records shall, absent manifest error, be conclusive. On any Business Day requested by the Issuer in an irrevocable writing delivered by not later than 5:00 p.m. (New York City time) on the third (3rd) preceding Business Day and presuming that the Issuer shall have satisfied all applicable conditions precedent set forth in Section 502 (and, in the case of the initial Series 2011-1 Advance, Section 501), each Series 2011-1 Noteholder shall, subject to the terms and conditions of the Series 2011-1 Note Purchase Agreement, deposit in the account designated by the Issuer by wire transfer of same day funds an amount equal to its Pro Rata Share of the requested Series 2011-1 Advance; provided, however, that (i) each Series 2011-1 Advance by a Series 2011-1 Noteholder shall be in an amount (A) not less than the least of Two Hundred Fifty Thousand Dollars ($250,000) and the lesser of the amounts described in the following clauses (B)(x) and (B)(y), (B) not greater than the lesser of (x) the then Unused Commitment of such Series 2011-1 Noteholder and (y) such Series 2011-1 Noteholder’s ratable share (determined based on the then aggregate unused Series 2011-1 Note Commitments of all Series 2011-1 Noteholders) of the Availability on such Business Day and (ii) in the event that any Series 2011-1 Noteholder fails to make a Series 2011-1 Advance in accordance with its Series 2011-1 Note Commitment, then the other Series 2011-1 Noteholder(s) shall not be obligated to fund the Pro Rata Share of the Series 2011-1 Advance of the defaulted Series 2011-1 Noteholder(s).  The Issuer shall pay interest on the Series 2011-1 Notes at the rates and in the manner set forth in Section 202 hereof.  The unpaid principal amount of the Series 2011-1 Notes and all unpaid interest accrued thereon, together with any unpaid Unused Fees and, without duplication of the amounts set forth in Section 203, all other fees, expenses, costs and other sums chargeable to Issuer incurred in connection therewith, shall be due and payable on the Series 2011-1 Legal Final Payment Date.

(iii)           Each request for a Series 2011-1 Advance shall constitute an affirmation by Issuer that all of the conditions precedent set forth in Section 502 of the Supplement and the Series 2011-1 Note Purchase Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

(iv)           If a Series 2011-1 Noteholder fails to fund a requested Series 2011-1 Advance pursuant to a valid request made in accordance with Section 204(b), the Issuer shall promptly notify the Indenture Trustee that such Person should be classified as a Defaulting Noteholder.  Thereafter, the Issuer shall promptly notify the Indenture Trustee of any subsequent change in such classification.

(c)           Subject to Section 209(a)(iii) hereof, on each Payment Date, the Issuer shall pay an unused fee (the “Unused Fee”) to each Series 2011-1 Noteholder in an amount equal to the sum for each day during the immediately preceding Interest Accrual Period of the product of (x) the applicable Unused Fee Percentage on such date, (y) 1/360 and (z) the Unused Commitment of such Series 2011-1 Noteholder on such date.  Such Unused Fee shall be payable from amounts then on deposit in the Series 2011-1 Series Account in accordance with Section 303 hereof.

(d)           On the Closing Date, the Issuer shall pay the Upfront Fees to each Series 2011-1 Noteholder.

(e)           All payments of principal and interest on the Series 2011-1 Notes and fees with respect to the Series 2011-1 Notes shall be paid to the Series 2011-1 Noteholders reflected in the Note Register as of the related Record Date on a Pro Rata basis by wire transfer of immediately available funds for receipt prior to 1:00 p.m. (New York City time) on the related Payment Date.  Any payments received by a Series 2011-1 Noteholder after 1:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 205.           Taxes.

(a)           All payments by the Issuer hereunder and under any of the other related Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (collectively, “Taxes”) unless the Issuer is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Issuer with respect to any amount payable by it hereunder or under any of the other Related Documents, the Issuer will pay to each Indemnified Party (as defined below), on the date on which such amount is due and payable hereunder or under such other Related Document, such additional amount in Dollars as shall be necessary to enable such Indemnified Party to receive the same net amount which such Indemnified Party would have received on such due date had no such obligation been imposed upon the Issuer. The Issuer will deliver promptly to such Indemnified Party certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Issuer hereunder or under such other Related Document. Each Indemnified Party claiming any additional amounts payable under this Section 2.05(a) agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to execute and deliver all such documents and instruments as the Issuer shall reasonably request or to change the jurisdiction of its applicable lending office if the execution of such documents or the making of such a change would avoid the need for or substantially reduce the amount of additional amounts which would thereafter accrue and would not, in the sole and absolute determination of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party, which determination by such Indemnified Party shall be conclusive. The Issuer shall be liable for taxes paid by any Indemnified Party that are based upon such Indemnified Party’s net income or for any withholdings required to be made pursuant to applicable law that are credited against taxes based on Indemnified Party’s net income.

(b)           In addition to payments of principal and interest on the Series 2011-1 Notes when due, the Issuer shall pay, but only in accordance with the priorities for distributions set forth in Section 303 hereof, to each affected Series 2011-1 Noteholder, any member of its Related Group or any other Person that has advanced funds to, sold, committed to advance funds to, or committed to purchase from a Series 2011-1 Noteholder, an interest in the Series 2011-1 Note owned by such Series 2011-1 Noteholder (such Series 2011-1 Noteholder, any member of its Related Group and any such Person being an “Indemnified Party”) any and all present or future taxes, fees, assessments, charges, duties, levies, imposts, or claims, or any other similar deduction or withholding, whatsoever imposed by any Governmental Authority on payments of principal and interest on the Series 2011-1 Notes and other amounts payable by the Issuer under the Transaction Documents, and all liabilities with respect thereto; provided that the foregoing indemnity shall not apply to income taxes (or other similar taxes) paid by any Indemnified Party with respect to interest received by such Indemnified Party; provided further that any such tax, fee, duty, assessment, charge, levy, impost or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Issuer shall have set aside on its books adequate reserves with respect thereto; and provided, further that the Issuer will pay all such taxes, fees, assessments, charges, levies, imposts or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor (all such taxes, fees, assessments, charges, levies, imposts, claims, withholdings and liabilities indemnified hereunder being hereinafter referred to as “Indemnified Taxes”).

(c)           In addition, the Issuer shall pay, subject to the priorities set forth in Section 303, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Supplement or any other documents related to the issuance of the Series 2011-1 Notes (hereinafter referred to as “Other Taxes”).

(d)           If any Indemnified Taxes or Other Taxes are directly asserted or imposed against any Indemnified Party, the Issuer shall indemnify and hold harmless such Indemnified Party, subject to the priorities for distribution set forth in Section 303, for the full amount of the Indemnified Taxes or Other Taxes (including any Taxes or Other Taxes asserted or imposed by any jurisdiction on amounts payable under this Section 205) paid by the Indemnified Party and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted or imposed. If the Issuer fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Indemnified Party the required receipts or other required documentary evidence, the Issuer shall indemnify the Indemnified Party for any incremental Indemnified Taxes or Other Taxes, interest or penalties that may become payable by the Indemnified Party as a result of any such failure. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 303 hereof after the Indemnified Party makes written demand therefor. The Indemnified Party shall give prompt notice to Issuer of any assertion of Indemnified Taxes or Other Taxes so that Issuer may, at its option, contest such assertion.

(e)           Within thirty (30) days after the date of any payment by the Issuer of Indemnified Taxes or Other Taxes, the Issuer shall furnish to each of the Series 2011-1 Noteholders the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Series 2011-1 Noteholders.

(f)           Any Series 2011-1 Noteholder that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder shall deliver to the Issuer (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Issuer, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Series 2011-1 Noteholder, if requested by the Issuer, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Issuer as will enable the Issuer to determine whether or not such Series 2011-1 Noteholder is subject to backup withholding or information reporting requirements.

(g)           If a Series 2011-1 Noteholder determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Issuer or with respect to which the Issuer has paid additional amounts pursuant to this Section, such Series 2011-1 Noteholder shall pay to the Issuer an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Issuer under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Series 2011-1 Noteholder, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Issuer, upon the request of such Series 2011-1 Noteholder, agrees to repay the amount paid over to the Issuer (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Series 2011-1 Noteholder in the event such Series 2011-1 Noteholder is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Series 2011-1 Noteholder to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Issuer or any other Person.

(h)           If the Issuer is required to pay additional amounts to a Series 2011-1 Noteholder pursuant to this Section 205, then such Person shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office so as to eliminate or reduce such additional payment by the Person which may thereafter accrue if such change in the judgment of such Person is not otherwise disadvantageous to such Person.

(i)           In addition, if requested by the Issuer in writing within fifteen (15) Business Days after receipt of notice from a Series 2011-1 Noteholder of the liability for any Indemnified Taxes or Other Taxes pursuant to this Section 205, such Person shall in good faith diligently contest in the name of the Issuer the validity, applicability and amount of such Taxes or Other Taxes by (x) resisting payment of the Indemnified Taxes or Other Taxes, fees or other charges, (y) not paying the same except under protest, if protest is necessary and proper or (z) if payment is made, seeking a refund in appropriate administrative or judicial proceedings.  Notwithstanding anything to the contrary herein, in no event shall any such contest by such Person with respect to the imposition of any Indemnified Taxes or Other Taxes for which the Issuer is obligated to pay pursuant to this Section 205 be initiated or permitted to continue, unless (i) the Issuer shall have agreed in writing to promptly pay, and shall pay to such Person within ten (10) days after request for such payment, on an after-tax basis, any and all expenses associated with such contest (including all out-of-pocket costs, expenses, reasonable outside legal and accounting fees and disbursements, penalties, fines, additions to tax and interest thereon), (ii) no Event of Default shall have occurred and be continuing, (iii) in the reasonable determination of the Person, the action to be taken will not (A) result in any material danger or risk of sale, forfeiture or loss of, or the creation of any Lien on, the Collateral or (B) result in the risk of any criminal or non-tax civil penalties, (iv) the Issuer shall have provided at the Issuer’s expense to such Person an opinion of independent tax counsel (selected by the Issuer and reasonably acceptable to such Person) to the effect that there is a reasonable basis for contesting such Indemnified Taxes or Other Taxes and (v) the amount of the potential indemnity exceeds $1,000,000.  The applicable Series 2011-1 Noteholder shall from time to time keep the Issuer informed of all aspects of any such proceeding and shall from time to time consult with the Issuer and its counsel with respect to any such proceeding.

Section 206.           Inability to Determine LIBOR Rate  .  In the event, prior to the commencement of any Interest Accrual Period relating to any Series 2011-1, any Series 2011-1 Noteholder shall reasonably determine that (a) adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any Series 2011-1 Advance during any Interest Accrual Period or (b) the LIBOR Rate determined or to be determined for such Interest Accrual Period will not adequately and fairly reflect the cost to such Series 2011-1 Noteholder of funding its Series 2011-1 Advances during such period, and in the case of either (a) or (b) above, such Series 2011-1 Noteholder no longer extends credit to any borrower similarly situated, such Series 2011-1 Noteholder shall forthwith give notice of such determination (which shall be conclusive and binding on the Issuer and the Series 2011-1 Noteholders) to the Issuer, the Indenture Trustee, and the other Series 2011-1 Noteholders (each such event, an “Increased Cost Event”). In such event (i) the interest rate for each Series 2011-1 Advance will automatically, on the last day of the then current Interest Accrual Period relating thereto, become the Alternative Rate, and (iii) the obligations of the Series 2011-1 Noteholders to make Series 2011-1 Advances (based on the LIBOR Rate) shall be suspended until the Indenture Trustee determines that the circumstances giving rise to such suspension no longer exist, whereupon the Indenture Trustee shall so notify the Issuer and the Series 2011-1 Noteholders. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 303 hereof after the Indemnified Party makes written demand therefor.

Section 207.           Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Series 2011-1 Noteholder to fund any Series 2011-1 Advance (any such event, along with any Increased Cost Event, an “Eurodollar Disruption Event”), such Series 2011-1 Noteholder shall forthwith give notice of such circumstances to the Issuer, the Indenture Trustee and the other Series 2011-1 Noteholders and thereupon (a) the commitment of such Series 2011-1 Noteholder to fund a Series 2011-1 Advance (based on the LIBOR Rate) shall forthwith be suspended and (b) the interest rate for such Series 2011-1 Noteholder’s Series 2011-1 Advances then outstanding, if any, shall be converted automatically to the Alternative Rate on the last day of each Interest Accrual Period applicable to such Series 2011-1 Advance or within such earlier period as may be required by law. Payment under this indemnification shall be made in accordance with the priorities for distributions set forth in Section 303 hereof after the Indemnified Party makes written demand therefor.

Section 208.           Indemnity; Setoff.

(a)           The Issuer agrees to indemnify each Series 2011-1 Noteholder and to hold each Series 2011-1 Noteholder harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Series 2011-1 Noteholder may sustain or incur as a consequence of (a) default by the Issuer in payment of the principal amount of or any interest on any Series 2011-1 Advance as and when due and payable, including any such loss or expense arising from interest or fees payable by such Series 2011-1 Noteholder to banks of funds obtained by it in order to fund its Series 2011-1 Advances or (b) the funding of a Series 2011-1 Advance or the conversion of the interest rate for any Series 2011-1 Advance from LIBOR Rate to Alternative Rate on a day that is not the last day of the applicable Interest Accrual Period with respect thereto, including interest or fees payable by such Series 2011-1 Noteholder to Series 2011-1 Noteholders of funds obtained by it in order to maintain any such Series 2011-1 Advance or its Series 2011-1 Note Commitment.

(b)           Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, subject to the Intercreditor Collateral Agreement, any deposits or other sums credited by or due from any Series 2011-1 Noteholder to the Issuer and any securities or other property of the Issuer in the possession of such Series 2011-1 Noteholder may be applied to or set off by such Series 2011-1 Noteholder against the payment of Indebtedness of the Issuer to such Series 2011-1 Noteholder; provided, that in the event that any Defaulting Lender will exercise any such right of setoff, (a) all amounts so set off will be paid over immediately to the Indenture Trustee for further application in accordance with the provisions of this Section 208 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Indenture Trustee and the other Series 2011-1 Noteholders, and (b) the Defaulting Lender will provide promptly to Indenture Trustee a statement describing in reasonable detail such Indebtedness of the Issuer owing to such Defaulting Lender as to which it exercised such right of setoff.  ANY AND ALL RIGHTS TO REQUIRE ANY SERIES 2011-1 NOTEHOLDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE ISSUER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 209.           Defaulting Noteholders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Supplement, if any Series 2011-1 Noteholder becomes a Defaulting Noteholder, then, until such time as that Series 2011-1 Noteholder is no longer a Defaulting Noteholder, to the extent permitted by Applicable Law:

(i)            Waivers and Amendments.  That Defaulting Noteholder’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement will be restricted as set forth in Section 705 hereof.

(ii)           Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Indenture Trustee for the account of that Defaulting Noteholder (whether voluntary or mandatory, at maturity, pursuant to Article IV or otherwise, and including any amounts made available to the Indenture Trustee by that Defaulting Noteholder pursuant to Section 208(b) hereof), will be applied at such time or times as may be determined by the Administrative Agent as follows: First, to the payment of any amounts owing by that Defaulting Noteholder to the Indenture Trustee hereunder; Second, as the Issuer may request (so long as no Event of Default exists), to the funding of any Series 2011-1 Advance in respect of which that Defaulting Noteholder has failed to fund the pro rata share of its Series 2011-1 Note Commitment thereof at a time when all of the conditions precedent set forth in Article V hereof were satisfied with respect to such Series 2011-1 Advance, as determined by the Administrative Agent; Third, to the payment of any amounts owing to the Series 2011-1 Noteholders as a result of any judgment of a court of competent jurisdiction obtained by any Series 2011-1 Noteholder against that Defaulting Noteholder as a result of that Defaulting Noteholder’s breach of its obligations under this Supplement; Fourth, so long as no Event of Default exists, to the payment of any amounts owing to the Issuer as a result of any judgment of a court of competent jurisdiction obtained by the Issuer against that Defaulting Noteholder as a result of that Defaulting Noteholder’s breach of its obligations under this Supplement; and Fifth, to that Defaulting Noteholder or as otherwise directed by a court of competent jurisdiction provided that if (1) such payment is a payment of the principal amount of any Series 2011-1 Advances in respect of which that Defaulting Noteholder has not fully funded the pro rata share of its Series 2011-1 Note Commitment and (2) such Series 2011-1 Advances were made at a time when the conditions set forth in Article V hereof were satisfied or waived, such payment will be applied solely to pay the Series 2011-1 Advances of all non-Defaulting Noteholders on a pro rata basis prior to being applied to the payment of any Series 2011-1 Advances of that Defaulting Noteholder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Noteholder that are applied (or held) to pay amounts owed by a Defaulting Noteholder will be deemed paid to and redirected by that Defaulting Noteholder, and each Series 2011-1 Noteholder irrevocably consents hereto.

(iii)           Certain Fees.  That Defaulting Noteholder will not be entitled to receive any Unused Fee pursuant to Section 204(c) or any Step-up Warehouse Fee for any period during which that Series 2011-1 Noteholder is a Defaulting Noteholder (and the Issuer will not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Noteholder).

(b)           Defaulting Noteholder Cure.  If (x) through the application of the provisions of Section 209(a)(ii) or otherwise, a Defaulted Series 2011-1 Noteholder shall have fully funded the pro rata share of its Series 2011-1 Note Commitment of all Series 2011-1 Advances and other amounts it has previously failed to fund or (y) the Issuer and the Administrative Agent agree in writing in their sole discretion that a Defaulting Noteholder should no longer be deemed to be a Defaulting Noteholder, then the Indenture Trustee, upon receipt of notice from the Issuer, will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Series 2011-1 Noteholder will, to the extent applicable, purchase that portion of outstanding Series 2011-1 Advances of the other Series 2011-1 Noteholders or take such other actions as Administrative Agent may determine to be necessary to cause the Series 2011-1 Advances and funded to be held on a pro rata basis by the Series 2011-1 Noteholders in accordance with their pro rata share of their Series 2011-1 Note Commitments, whereupon that Series 2011-1 Noteholder will cease to be a Defaulting Noteholder; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Issuer while that Series 2011-1 Noteholder was a Defaulting Noteholder; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Noteholder to Series 2011-1 Noteholder will constitute a waiver or release of any claim of any party hereunder arising from that Series 2011-1 Noteholder’s having been a Defaulting Noteholder.

ARTICLE III
Series 2011-1 Series Account and
Allocation and Application of Amounts Therein

Section 301.           Series 2011-1 Series Account.  The Issuer shall establish on the Closing Date and maintain, so long as any Series 2011-1 Note is Outstanding, an Eligible Account with the Indenture Trustee which shall be designated as the Series 2011-1 Series Account, which account shall be held by the Indenture Trustee for the benefit of the Series 2011-1 Noteholders.  All deposits of funds by or for the benefit of the Series 2011-1 Noteholders from the Trust Account and the Restricted Cash Account shall be accumulated in, and withdrawn from, the Series 2011-1 Series Account in accordance with the provisions of the Indenture and this Supplement.  The Issuer hereby grants to the Indenture Trustee, for the benefit of the Series 2011-1 Noteholders, a security interest in the Series 2011-1 Series Account, all cash and Eligible Investments on deposit therein, all securities entitlement credited thereto, and income and proceeds of the foregoing.

Section 302.           Drawing Funds from the Restricted Cash Account.

(a)           In the event that the Manager Report with respect to any Determination Date shall state that (or the Administrative Agent shall, pursuant to Section 302(c) of the Indenture, determine that) the funds on deposit in the Trust Account will not be sufficient to make payment in full on the related Payment Date of the related Interest Payment then due for the Series 2011-1 Notes (the amount of such deficiency, the “Permitted Interest Withdrawal”), then the Indenture Trustee shall on such Determination Date draw on the Restricted Cash Account in an amount equal to the lesser of (x) the Permitted Interest Withdrawal, and (y) the amount then on deposit in the Restricted Cash Account.

(b)           In the event that the Manager Report delivered with respect to the Determination Date immediately preceding the Series 2011-1 Legal Final Payment Date shall state that (or the Administrative Agent shall, pursuant to Section 302(c) of the Indenture, determine that) the funds on deposit in the Trust Account will not be sufficient to make payment in full on the Series 2011-1 Legal Final Payment Date of the then Aggregate Series 2011-1 Note Principal Balance (the amount of such deficiency, the “Permitted Principal Withdrawal”), then the Indenture Trustee shall on such Determination Date draw on the Restricted Cash Account in an amount (as set forth in the Manager Report) equal to the least of (w) the Aggregate Series 2011-1 Note Principal Balance, (x) the Permitted Principal Withdrawal, (y) the Maximum Principal Withdrawal Amount as calculated for Series 2011-1 and (z) the amount then on deposit in the Restricted Cash Account.

(c)           Drawings will be made pursuant to Section 302(a) before any drawing is made on such date pursuant to Section 302(b), and notice of each such drawing will be delivered to the Manager, by hand delivery or facsimile transmission.  Any such funds actually received by the Indenture Trustee pursuant to Section 302(a) or Section 302(b) shall be used solely to make payments of the Series 2011-1 Note Interest Payment or the Aggregate Series 2011-1 Note Principal Balance, as the case may be.

Section 303.           Distribution from Series 2011-1 Series Account.  On each Payment Date, the Indenture Trustee shall distribute funds then on deposit in the Series 2011-1 Series Account in accordance with the provisions of either Part (I), (II) or (III) of this Section 303, in each case, subject to Section 209:

(I)           If neither an Early Amortization Event nor an Event of Default shall have occurred and be continuing with respect to any Series of Notes:

(1)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Interest Payment allocated to Series 2011-1, as follows: (A) such Holder’s Pro Rata portion of the Series 2011-1 Note Interest Payment (exclusive of Default Interest and Step Up Warehouse Fee) for such Payment Date, plus (B) such Holder’s Pro Rata portion of the Unused Fee for such Payment Date;

(2)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Minimum Principal Payment Amount then due and payable to Series 2011-1 Noteholders on such Payment Date;

(3)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Scheduled Principal Payment Amount then due and payable to Series 2011-1 Noteholders on such Payment Date;

(4)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion (if any) of the Supplemental Principal Payment Amount then due and payable to Series 2011-1 Noteholders on such Payment Date;

(5)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date and each other Indemnified Party, its pari passu and pro rata portion of an amount equal to Taxes, Indemnified Taxes, Other Taxes, Increased Costs, Breakage Costs, Step Up Warehouse Fee, Additional Principal Payment Amounts, indemnities and other amounts (including Default Interest) then due and payable to the Series 2011-1 Noteholders and each other Indemnified Party pursuant to the Series 2011-1 Related Documents; and

(6)           To the Issuer, any remaining amounts then on deposit in the Series 2011-1 Series Account.

(II)           If an Early Amortization Event shall have occurred and be continuing with respect to any Series but no Event of Default shall have occurred and be continuing with respect to any Series:

(1)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Interest Payment allocated to Series 2011-1, as follows: (A) such Holder’s Pro Rata portion of the Series 2011-1 Note Interest Payment (exclusive of Default Interest and Step Up Warehouse Fee) for such Payment Date, plus (B) such Holder’s Pro Rata portion of the Unused Fee for such Payment Date;

(2)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Minimum Principal Payment Amount then due and payable to Series 2011-1 on such Payment Date;

(3)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Scheduled Principal Payment Amount then due and payable to Series 2011-1 on such Payment Date;

(4)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the then Aggregate Series 2011-1 Note Principal Balance until the Aggregate Series 2011-1 Note Principal Balance has been reduced to zero;

(5)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date and each other Indemnified Party, its Pro Rata portion of an amount equal to Taxes, Indemnified Taxes, Other Taxes, Increased Costs, Breakage Costs, Step Up Warehouse Fee, indemnities and other amounts (including Default Interest) then due and payable to Series 2011-1 Noteholders and each Indemnified Party pursuant to the Series 2011-1 Related Documents; and

(6)           After application of the amounts required to be paid pursuant to Section 302 of the Indenture, to the Issuer, any remaining amounts then on deposit in the Series 2011-1 Series Account.

(III)           If an Event of Default shall have occurred and be continuing with respect to any Series:

(1)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date, an amount equal to its Pro Rata portion of the Interest Payment allocated to Series 2011-1, as follows: (A) such Holder’s Pro Rata portion of the Series 2011-1 Note Interest Payment (exclusive of Default Interest and Step Up Warehouse Fee) for such Payment Date, plus (B) such Holder’s Pro Rata portion of the Unused Fee for such Payment Date;

(2)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date its Pro Rata portion of an amount equal to the then Aggregate Series 2011-1 Note Principal Balance until the Series 2011-1 Notes are paid in full;

(3)           To each Holder of a Series 2011-1 Note on the immediately preceding Record Date and each other Indemnified Party, its Pro Rata portion of an amount equal to Taxes, Indemnified Taxes, Other Taxes, Increased Costs, Breakage Costs, Step Up Warehouse Fee, indemnities and other amounts (including Default Interest) then due and payable to the Series 2011-1 Noteholders and each other Indemnified Party pursuant to the Series 2011-1 Related Documents; and

(4)           After application of the amounts required to be paid pursuant to Section 302 of the Indenture, to the Issuer, any remaining amounts then on deposit in the Series 2011-1 Series Account.

ARTICLE IV
Additional Covenants and Agreements; Additional Early Amortization Event;
Modification of Indenture

In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 2011-1 Noteholders:

Section 401.           Rule 144A.  So long as any of the Series 2011-1 Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 and 15(d) of the Exchange Act, or Rule 12g3-2(b) thereunder, provide to any Series 2011-1 Noteholder of such restricted securities, or to any prospective Series 2011-1 Noteholder of such restricted securities designated by a Series 2011-1 Noteholder, upon the request of such Series 2011-1 Noteholder or prospective Series 2011-1 Noteholder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.Section Depreciation Policy.  It is understood that the Depreciation Policy shall be applied to determine depreciation for purposes of the Indenture and this Supplement only, and that CAI and CAL will calculate depreciation for financial reporting purposes in accordance with generally accepted accounting principles as may be from time to time in effect. For purposes of the Asset Base calculation under the Indenture and this Supplement, the Issuer will not revise the Depreciation Policy with respect to the Managed Containers in such a way as to shorten the period of depreciable life or reduce the amount of depreciation expense that would be recorded in any year from that which would have been recorded pursuant to the Depreciation Policy without obtaining in each such instance (i) the prior written consent of all of the Series 2011-1 Noteholders (other than any Defaulting Noteholders) and (ii) satisfaction of the Rating Agency Condition.

Section 403.           Perfection Requirements.  The Issuer will not (a) change any of (i) its corporate name or (ii) the name under which it does business or (b) amend any provision of its certificate of formation or operating agreement or become organized under the laws of any other jurisdiction without the prior written consent of the Control Party.

Section 404.           United States Federal Income Tax Election.  The Issuer shall not make an election to be classified as an association taxable as a corporation pursuant to Section 301.7701-3 of the United States Treasury Regulations.

Section 405.           OFAC Matters.  The Issuer shall not in an manner which would violate the laws of the United States, other than pursuant to a license issued by OFAC (i) lease, or consent to any sublease of, any of the Containers to any Person that is a Prohibited Person or (ii) derive any of its assets or operating income from investments in or transactions with any such Prohibited Person.  If the Issuer obtains knowledge that a Container is subleased to a Prohibited Person or located or used in a Prohibited Jurisdiction in a manner which would violate the laws of the United States (other than pursuant to a license issued by OFAC), then the Issuer shall, within ten (10) Business Days after obtaining knowledge thereof, remove such Container from the Asset Base for so long as such condition continues.

Section 406.           Issuance of Additional Series.  The Issuer shall not issue any additional Series of Notes on or after the Closing Date without (a) confirmation, in writing, that the unpaid principal balances of all Series of Notes then Outstanding does not exceed the Asset Base, as evidenced by the Asset Base Report most recently received by the Indenture Trustee (but not earlier than the preceding Payment Date), and (b) receipt of a certificate from an officer of the Issuer stating that no Early Amortization Event, Manager Default or Event of Default has occurred and is then continuing or would result from the issuance of such new Series and (c) prior written consent of the Control Party for Series 2011-1. The provisions of this Section 406 shall constitute one of the “other conditions as shall be specified in the related Supplement” that are referred to in clause (a) of Section 1006(b) of the Indenture.

Section 407.           Increase in the Series 2011-1 Note Commitments.  The Issuer shall not, subsequent to the Closing Date, increase the aggregate Series 2011-1 Note Commitment except (i) in accordance with Section 2.3 of the Series 2011-1 Note Purchase Agreement or (ii) without the prior written consent of the Control Party. Nothing contained in this Section 407 shall prohibit the assignment by any Series 2011-1 Noteholder of all or a portion of its Series 2011-1 Note Commitment if, after giving effect to such assignment, the aggregate Series 2011-1 Note Commitment shall not have increased.

Section 408.           Consent of the Control Party.  So long as no Rating Agency maintains an effective rating with respect to the Series 2011-1 Notes, the Issuer shall not take, and will cause others acting on behalf of the Issuer to not take, any action that requires satisfaction of the Rating Agency Condition or the consent of the Rating Agencies (or any analogous concept) as a condition precedent unless such action shall have also been approved by the Control Party.

Section 409.           Issuance of First Series of Term Notes.  Concurrently with the issuance of the first Series of Term Notes, the Issuer shall amend (i) the definitions of “Advance Rate,” “Asset Base,” “Eligible Container,” “Eligible Finance Lease,” “Restricted Cash Amount,” and any other provisions and definitions relating to the foregoing, and (ii) any other provisions of the Series 2011-1 Notes, the Indenture, the Supplement and any other Related Document, such that such amended terms conform to the terms (if more favorable to the Series 2011-1 Noteholders) of such Series of Term Notes. For the avoidance of doubt, this provision shall not require any Noteholder for such Series of Term Notes to amend any Related Document for such Series of Term Notes.

Section 410.           Notices to Interest Rate Hedge Provider.  In connection with any sale permitted in Section 606(a) of the Indenture, the Issuer shall provide each Interest Rate Hedge Provider notice of any such sale.

Section 411.           Hedging Requirement.

(a)           Within fifteen (15) days after the end of the Hedging Requirement Grace Period, the Issuer shall enter into, and maintain for so long as any Series 2011-1 Notes or other obligations under the Series 2011-1 Related Documents remain unpaid, one or more Interest Rate Hedge Agreements with Persons that were classified on the execution date of such Interest Rate Hedge Agreement as an Eligible Interest Rate Hedge Provider.  Such Interest Rate Hedge Agreements shall have an aggregate notional balance that is not:

(x) less than an amount equal to the product of (A) seventy percent (70%) and (B) the then unpaid principal balance of the Notes of all Series then Outstanding that bear interest at a floating rate of interest (the amount described in this clause (x), the “Minimum Hedging Percentage”); and

(y) greater than an amount equal to the product of (A) one hundred five percent (105%) and (B) the then unpaid principal balance of the Notes of all Series then Outstanding that bear interest at a floating rate of interest.

Such Interest Rate Hedge Agreements shall have an amortization schedule as set forth in Exhibit B hereto.

Notwithstanding the foregoing, the Issuer shall be deemed to be in compliance with the Minimum Hedging Percentage for so long as the Fixed Debt Percentage exceeds seventy percent (70%).

(b)           If the Issuer, or the Manager, on behalf of the Issuer, fails to comply with the Hedging Requirement, the Requisite Global Majority shall have the right, in its sole discretion and at the expense of the Issuer, if necessary (as determined in the sole discretion of the Requisite Global Majority), to direct the Indenture Trustee, to enter into, maintain or terminate (in whole or in part), one or more Interest Rate Hedge Agreements selected by the Requisite Global Majority (in its sole discretion) on behalf of the Issuer such that, after giving effect to such action, the Issuer will be in compliance with the Hedging Requirement. In the event the Requisite Global Majority determines to direct the Indenture Trustee to enter into, maintain or terminate (in whole or in part) an Interest Rate Hedge Agreement on the Issuer’s behalf, the Requisite Global Majority shall promptly send a copy of any such agreement to the Issuer and may provide the Indenture Trustee and Manager on behalf of the Issuer with a written direction to deposit in the Trust Account certain amounts to reimburse the Requisite Global Majority or a third party for the costs of such Interest Rate Hedge Agreement.

All payments received from all such Interest Rate Hedge Agreements shall be deposited directly into the Trust Account.  Any amounts delivered by an Interest Rate Hedge Provider pursuant to a Credit Support Annex to the Interest Rate Hedge Agreement shall be held in a separate, segregated trust account subject to the terms of the Interest Rate Hedge Agreement.

Section 412.           Additional Early Amortization Events.

In addition to the Early Amortization Events set forth in Section 1201 of the Indenture, each of the following events shall constitute additional Early Amortization Event exercisable by the Series 2011-1 Noteholder:

(a)           a Change of Control of CAI shall occur; and

(b)           the Consolidation Leverage Ratio of CAI and its Subsidiaries as of the last day of any fiscal quarter exceeds 4.25 to 1.00.

If either of the events set forth in clause (a) or clause (b) shall occur, an Early Amortization Event shall commence on the date on which the Majority of Holders of Series 2011-1 shall declare that an Early Amortization Event shall have occurred.  Upon any such declaration, such Early Amortization Event shall continue until waived in writing by the Majority of Holders of Series 2011-1.

Section 413.           Back-up Manager Event.  Solely for purposes of this Series 2011, a Back-up Manager Event shall be defined as follows:

“Back-up Manager Event:  The occurrence of either of the following events:

(a)           the date on which the Consolidated Leverage Ratio of CAI and its Subsidiaries as of the last day of any fiscal quarter exceeds 4.00 to 1.00; or

(b)           the date on which the ratio of Consolidated EBIT to Consolidated Total Interest Expense as of the last day of any fiscal quarter is less than 1.30 to 1.00.

If either of the events set forth in clause (a) or clause (b) shall occur, a Back-up Manager Event shall occur on the date on which the Majority of Holders of Series 2011-1 shall declare in a written notice delivered to the Indenture Trustee and the Administrative Agent that a Back-up Manager Event has occurred.  Upon any such declaration, the Majority of Holders of Series 2011-1 may waive in writing such Back-up Manager Event. Upon receipt of written notice of such declaration of a Back-up Manager Event, the Indenture Trustee shall promptly notify the Noteholders and the Manager Transfer Facilitator.

Section 414.           Equipment and Lease Report.  The Issuer shall, or cause the Manager to, deliver to the Administrative Agent not later than thirty (30) days after the end of each calendar quarter, an equipment and lease report, substantially in the form of Exhibit C hereto (the “Equipment and Lease Report”).

ARTICLE V
Conditions of Effectiveness and Future Lending

Section 501.           Effectiveness of Supplement.  The effectiveness hereof is subject to the condition precedent that the Indenture Trustee shall have received all of the following on or prior to the Closing Date, each duly executed and dated as of the Closing Date, in form and substance satisfactory to all of the initial Series 2011-1 Noteholders and each (except for the Series 2011-1 Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Series 2011-1 Noteholder:

(a)           Series 2011-1 Notes.  Separate Series 2011-1 Notes executed by the Issuer in favor of each Series 2011-1 Noteholder in the stated maximum principal amount equal to the Series 2011-1 Note Commitment of such Series 2011-1 Noteholder.

(b)           Certificate(s) of Secretary or Assistant Secretary or Officer.  Separate certificates executed by the corporate secretary, assistant secretary or authorized officer of each of the Manager, CAI and the Issuer, dated the Closing Date, certifying (i) that the respective company has the authority to execute and deliver, and perform its respective obligations under each of the Series 2011-1 Related Documents to which it is a party, and (ii) that attached are true, correct and complete copies of the Memorandum of Association, Certificate of Incorporation, bye-laws, board resolutions and incumbency certificates of the related company in form and substance satisfactory to each Deal Agent as to such matters as the Administrative Agent shall reasonably require.

(c)           Security Documents.  This Supplement and a control agreement with respect to the Trust Account, Restricted Cash Account and Series 2011-1 Series Account, each in form and substance satisfactory to all of the initial Series 2011-1 Noteholders, shall have been executed and delivered by the Issuer, and all other parties thereto, together with all UCC financing statements, documents of similar import in other jurisdictions, and other documents reasonably requested by the Administrative Agent.

(d)           Opinions of Counsel.  Opinions from United States, Bermuda and Barbados counsel to the Issuer, CAI and the Manager (and reliance letters regarding existing opinions for Series 2011-1 Noteholders that require such reliance letters) each in form and in substance satisfactory to the Administrative Agent as to such matters as it shall reasonably require and, promptly after the filing of the Indenture, this Supplement, and the control agreement referred to in clause (c) above in the relevant filing office in Bermuda, an opinion from such Bermuda counsel in form and in substance satisfactory to the Administrative Agent that the Issuer has granted to the Indenture Trustee a first priority perfected security interest in the Collateral.

(e)           Conditions Precedent.  All of the conditions precedent to the issuance of Series 2011-1 as set forth in Section 1006 of the Indenture shall have been satisfied and each of the Deal Agents shall have received copies of all documents delivered in connection with the satisfaction of such conditions precedent.

(f)             Certificate as to Containers.  A certificate from the Manager certifying that it is managing all of the Containers in accordance with the Management Agreement in satisfactory form shall have been duly executed and delivered.

(g)           Enforceability, True Sale and Nonconsolidation Opinions.  Perkins Coie LLP shall have delivered its opinions as to true sale and non-consolidation in form and substance acceptable to the Administrative Agent.

(h)           Fees.  The Issuer shall have paid all fees to each Deal Agent in accordance with its respective Fee Letter.

(i)             Opinion of Counsel to the Indenture Trustee.  An opinion of counsel to the Indenture Trustee as to the due organization of the Indenture Trustee, the enforceability of the Indenture and as to such other matters as each Deal Agent may reasonably request.

Section 502.           Subsequent Advances on Series 2011-1 Notes.  The obligation of a Series 2011-1 Noteholder to make any Series 2011-1 Advance on the Series 2011-1 Note pursuant to its Series 2011-1 Note Commitment under this Supplement and the Series 2011-1 Note Purchase Agreement is subject to the following further conditions precedent on each Funding Date:

(a)            Default.  Before and after giving effect to such Series 2011-1 Advance, no Event of Default shall have occurred and be continuing (or would occur with the giving of notice or the passage of time or both).

(b)           Early Amortization Event.  Before and after giving effect to such advance, no Early Amortization Event shall have occurred (or would occur with the giving of notice or the passage of time or both) unless such Series 2011-1 Advance has been approved by each Series 2011-1 Noteholder (other than a then Defaulting Noteholder).

(c)            Certification.  The Issuer shall have delivered to the Deal Agents a compliance certificate, signed by an officer of Issuer, certifying that (A) the Issuer has complied with all of the conditions precedent set forth in Sections 501 and 502 hereof; (B) all of the representations and warranties of the Issuer, the Seller and the Manager contained in any of the Series 2011-1 Related Documents are true and correct in all material respects as of the date of such Series 2011-1 Advance, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date; and (C) all of the conditions precedent to the making of such Series 2011-1 Advance have been satisfied.

(d)           Asset Base Report.  The Issuer shall have delivered to each Deal Agent a duly completed and executed Asset Base Report, determined after giving effect to any Eligible Containers to be acquired with the proceeds of such Series 2011-1 Advance, which demonstrates that, after giving effect to such Series 2011-1 Advance, the sum of the then unpaid principal balance of all Series of Notes then Outstanding (calculated after giving effect to the requested Series 2011-1 Advance) does not exceed the Asset Base.

(e)            Conversion Date.  The Conversion Date shall not have occurred, unless such Series 2011-1 Advance has been approved by each Series 2011-1 Noteholder (other than a then Defaulting Noteholder).

(f)            Investment in Issuer.  On or prior to the initial Funding Date, CAL shall have transferred Eligible Containers and/or Eligible Finance Leases to the Issuer and/or deposited amounts in the Restricted Cash Account, such that the Asset Base (after giving effect to such transfers and/or deposits) shall be not less than Fifty Million Dollars ($50,000,000).

(g)           True Sale and Nonconsolidation Opinions.  Barbados counsel to Seller shall have delivered its opinion as to true sale and non-consolidation in form and substance acceptable to the Administrative Agent.

(h)           Joinder to Intercreditor Collateral Agreement.  A joinder to the Intercreditor Collateral Agreement, in form and substance satisfactory to all of the initial Series 2011-1 Noteholders, shall have been executed and delivered by the Issuer, and all other parties thereto.

ARTICLE VI
Representations and Warranties

To induce the Series 2011-1 Noteholders to purchase the Series 2011-1 Notes hereunder, the Issuer hereby represents and warrants to the Series 2011-1 Noteholders that:

Section 601.           Existence.  The Issuer is a company duly incorporated, validly existing and in compliance under the laws of Bermuda.  The Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer and in each jurisdiction in which a failure to so qualify would materially and adversely affect the ability of the Indenture Trustee to enforce its security interest in the Collateral.

Section 602.           Authorization.  The Issuer has the power and is duly authorized to execute and deliver this Supplement and the other Series 2011-1 Related Documents to which it is a party. The Issuer is and will continue to be duly authorized to borrow monies hereunder; and the Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2011-1 Related Documents.  The execution, delivery and performance by the Issuer hereof and the other Series 2011-1 Related Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

Section 603.           No Conflict, Legal Compliance.  The execution, delivery and performance hereof and each of the other Series 2011-1 Related Documents and the execution, delivery and payment of the Series 2011-1 Notes will not: (a) contravene any provision of Issuer’s memorandum of association or bye-laws; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, the Series 2011-1 Related Documents, any other indenture or other loan or Supplement, or other agreement or instrument to which the Issuer is a party or by which the Issuer, or its property and assets may be bound or affected. Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

Section 604.           Validity and Binding Effect.  This Supplement is, and each Series 2011-1 Related Document to which Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 605.           Financial Statements.  Since the date of the most recently available audited financial statements, there has been no Material Adverse Change in the financial condition of any of the Issuer, the Seller or the Manager.

Section 606.           Executive Offices.  The Issuer’s sole “place of business” (within the meaning of 9-307 of the UCC) is located at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda.  The Issuer does not maintain an office or assets in the United States, other than (i) the Trust Account, the Restricted Cash Account and the Series Accounts and (ii) off-hire containers located in depots in the United States.

Section 607.           No Agreements or Contracts.  The Issuer is not now and has not been a party to any contract or agreement (whether written or oral).

Section 608.           Consents and Approvals.  No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of Issuer or of any other Person under any  agreement, contract, lease or license or similar document or instrument to which Issuer is a party or by which Issuer is bound, is required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2011-1 Related Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the Closing Date.  All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by Issuer in order to make or consummate the transactions contemplated under the Series 2011-1 Related Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

Section 609.           Margin Regulations.  Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2011-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X. Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 610.           Taxes.  All federal, state, local and foreign tax returns, reports and statements required to be filed by Issuer have been filed with the appropriate Governmental Authorities, and all Taxes, Other Taxes and other impositions shown thereon to be due and payable by Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Noteholders pursuant to Section 626 of the Indenture.  Issuer has paid when due and payable all material charges upon the books of Issuer and no Governmental Authority has asserted any Lien against Issuer with respect to unpaid Taxes or Other Taxes. Proper and accurate amounts have been withheld by Issuer from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 611.           Other Regulations.  Issuer is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The issuance of the Series 2011-1 Notes hereunder and the application of the proceeds and repayment thereof by Issuer and the performance of the transactions contemplated by this Supplement and the other Series 2011-1 Related Documents will not violate any provision of the Investment Company Act, or any rule, regulation or order issued by the SEC thereunder.

Section 612.           Solvency and Separateness.

(i)             The capital of the Issuer is adequate for the business and undertakings of the Issuer.

(ii)            The Issuer is not engaged in any business transactions with the Seller or the Manager except as permitted by the Management Agreement, the Contribution and Sale Agreement.

(iii)           The bye-laws of the Issuer provide that the Issuer shall have at three directors of which one director shall be an Independent Director (as defined in such bye-laws).  No action can be taken to institute voluntary Insolvency Proceedings on behalf of the Issuer unless such action shall have been approved or authorized by (x) a resolution of the board of directors of the Issuer for which all directors of the Issuer have voted in favor and (y) a resolution of the members of the Issuer representing one hundred percent (100%) of all shares (as defined in the Issuer’s bye-laws) of the Issuer then issued and outstanding.

(iv)          The Issuer’s funds and assets are not, and will not be, commingled with those of the Seller or the Manager, except as permitted by the Intercreditor Collateral Agreement and the Management Agreement.

(v)           The bye-laws of the Issuer require it to maintain correct and complete books and records of account, and Bermuda law requires it to maintain minutes of the meetings and other proceedings of its members.

(vi)           The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2011-1 Related Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation Proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

Section 613.           Survival of Representations and Warranties.  So long as any of the Series 2011-1 Notes shall be Outstanding and until payment and performance in full of the Aggregate Outstanding Obligations, the representations and warranties contained herein shall have a continuing effect as having been true when made.

Section 614.           No Default.  No Event of Default or Early Amortization Event (or event or condition which with the giving of notice or passage of time or both would become an Event of Default or Early Amortization Event) has occurred and is continuing.

Section 615.           Litigation and Contingent Liabilities.  No claims, litigation, arbitration Proceedings or governmental Proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer or any of its Affiliates the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

Section 616.           Subsidiaries.  Issuer has had no subsidiaries.

Section 617.           No Partnership.  Issuer is not a partner or joint venturer in any partnership or joint venture.

Section 618.           Pension and Welfare Plans.  No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of Section 4043 of ERISA), has occurred with respect to any Plan of the Issuer or any ERISA Affiliate.  The present value of all benefit liabilities under all Plans of the Issuer or any ERISA Affiliate subject to Title IV of ERISA, as defined in Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation for the purpose of Section 4044 of ERISA), by no more than $1.9 million.  Neither Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multiemployer plan (with the meaning of Section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for tax purposes, in reorganization within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA).  No liability (other than liability to make periodic contributions to fund benefits) with respect to any Plan of Issuer, or Plan subject to Title IV of ERISA or any ERISA Affiliate, has been, or is expected to be, incurred by Issuer or an ERISA Affiliate, either directly or indirectly.  All Plans of Issuer are in material compliance with ERISA and the Code.  No lien under Section 412 of the Code or 302(f) of ERISA or requirement to provide security under the Code or ERISA has been or is reasonably expected by Issuer to be imposed on its assets.  The Issuer does not have any obligation under any collective bargaining agreement.  As of the Closing Date, the Issuer is not an “employee benefit plan” with the meaning of ERISA or a “plan” within the meaning of Section 4975 of the Code and assets of the Issuer do not constitute “plan assets” within the meaning of Section 2510.3-101 of the regulations of the Department of Labor.

Section 619.           Ownership of Issuer.  All of the shares of the Issuer are owned by CAL.

Section 620.           Use of Proceeds. The proceeds from the issuance of the Series 2011-1 Notes shall be used as follows: (i) to acquire Containers and other Transferred Assets, (ii) to pay the costs of issuance of the Series 2011-1 Notes and (iii) for general corporate purposes (including distributions to the members of the Issuer and any other activities and transactions permitted under the Issuer’s operating agreement).  For avoidance of doubt, the Issuer may use the proceeds of any Series 2011-1 Advance to make payments on, or in respect of, any other Series of Notes.

Section 621.           Security Interest Representations.

(a)           This Supplement and the Indenture create a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Indenture Trustee, for the benefit of the Noteholders, Deal Agents, and any Interest Rate Hedge Provider (in each case to the extent of their interest therein), which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)           The Containers constitute “goods” or “inventory” within the meaning of the applicable UCC.  The Leases constitute “tangible chattel paper” within the meaning of the UCC.  The lease receivables constitute “accounts”, “chattel paper” and/or “proceeds” of the Leases within the meaning of the UCC.  The Trust Account, the Restricted Cash Account and the Series Accounts constitute “securities accounts” within the meaning of the UCC.  The Issuer’s contractual rights under any Interest Rate Hedge Agreements, the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC.

(c)           The Issuer owns and has good and marketable title to the Collateral, free and clear of any Lien (whether senior, junior or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances.

(d)           The Issuer has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under the laws of Bermuda and the United States of America in order to perfect the security interest in the Collateral granted to the Indenture Trustee in this Supplement and the Indenture.  All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(e)           Other than the security interest granted to the Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral, except as permitted pursuant to the Indenture.  The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Supplement or the Indenture or (ii) that has been terminated.  The Issuer has no actual knowledge of any judgment or tax lien filings against the Issuer.

(f)           The Issuer has received a written acknowledgment from the Manager that the Manager or an Affiliate thereof is holding the Leases, to the extent they relate to the Managed Containers, on behalf of, and for the benefit of, the Indenture Trustee.  None of the Leases that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person.  The applicable Seller has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Issuer (and the Indenture Trustee as its assignee) in the Leases (to the extent that such Leases relate to the Managed Containers) transferred to the Issuer in the Contribution and Sale Agreement.

(g)           The Issuer has received all necessary consents and approvals required by the terms of the Collateral to the pledge to the Indenture Trustee of its interest and rights in such Collateral hereunder or under the Indenture.

(h)           The Issuer has taken all steps necessary to cause Wells Fargo Bank, National Association (in its capacity as securities intermediary) to identify in its records the Indenture Trustee as the Person having a Security Entitlement in each of the Trust Account, the Restricted Cash Account and the Series 2011-1 Series Account.

(i)           The Trust Account, the Restricted Cash Account and Series 2011-1 Series Account are not in the name of any Person other than the Indenture Trustee.  The Issuer has not consented to Wells Fargo Bank, National Association (as the securities intermediary of the Trust Account, the Restricted Cash Account and the Series 2011-1 Series Account) agreeing to comply with entitlement orders of any Person other than the Indenture Trustee.

(j)           No creditor of the Issuer (other than (x) with respect to the Managed Containers, the related lessee and (y) the Manager in its capacity as Manager under the Management Agreement) has in its possession any goods that constitute or evidence the Collateral.

The representations and warranties set forth in this Section 621 shall survive until this Supplement is terminated in accordance with its terms and the terms of the Indenture.  Any breaches of the representations and warranties set forth in this Section 621 may be waived by the Indenture Trustee, only with the prior written consent of the Control Party and with the prior satisfaction of the Rating Agency Condition.

ARTICLE VII
Miscellaneous Provisions

Section 701.           Ratification of Indenture.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 702.           Counterparts.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart hereof by facsimile or by electronic means shall be equally effective as the delivery of an originally executed counterpart.

Section 703.           Governing Law.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 704.           Notices.  All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, MN 55479; Attention:  Corporate Trust Services - Asset-Backed Administration, Telephone: (612) 667-8058, Facsimile: (612) 667-3467 and (b) in the case of the Issuer, at the following address: Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Telephone:  (441) 295-5950, Telefax:  (441) 292-4720, Attention:  Secretary, with a copy to each:  (i) CAI at its address at 1 Market Plaza, Suite 900, San Francisco, CA 94105, Telephone:  (415) 788-0100, Telefax:  (415) 788-3430, Attention:  CEO & CFO, and (ii) Container Applications Limited at its address at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies, Telephone:  (246) 430-5310, Telefax:  (246) 430-5312, Attention:  CEO and CFO, or at such other address as shall be designated by such party in a written notice to the other parties.  Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder. Notice shall be effective and deemed received (a) upon receipt, if sent by courier or U.S. mail, (b) upon receipt of confirmation of transmission, if sent by facsimile, or (c) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency pursuant to the terms hereof with respect to any Series or Class shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series or Class.

Section 705.           Amendments and Modifications.

(a)           Subject to Section 209(a)(i), the terms hereof may be waived, modified, or amended only in a written instrument signed by each of the Issuer, the Control Party and the Indenture Trustee (except with respect to the matters set forth in Section 1001(a) of the Indenture, in the case of which any such waiver, modification or amendment shall be made subject to the terms of such Section 1001).  Any amendment to or modification or waiver hereof shall be deemed a supplemental indenture subject to Sections 1001 or 1002 of the Indenture.  Subject to Section 209(a)(i), the Series 2011-1 Note Commitment of an individual Series 2011-1 Noteholder may only be increased and the Conversion Date may only be extended, and the Series 2011-1 Note Purchase Agreement may only be amended, in accordance with the provisions of Section 8.1 of the Series 2011-1 Note Purchase Agreement.  In addition, subject to Section 209(a)(i), any waiver of any conditions precedent set forth in Article V hereof or a reduction, modification or amendment of any indemnification or Breakage Costs or amounts under Sections 205, 206, 207 and 208 hereof or Section 6.2 of the Series 2011-1 Note Purchase Agreement, owing to any Series 2011-1 Noteholder shall require the consent of each affected Series 2011-1 Noteholder.

(b)           Promptly after the execution by the Issuer and the Indenture Trustee of any written instrument pursuant to this Section, the Indenture Trustee shall mail to each Rating Agency, the Noteholders, Deal Agents, the Administrative Agent, and each Interest Rate Hedge Provider, a copy of the text of such Supplement. Any failure of the Indenture Trustee to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 706.           Consent to Jurisdiction.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.  THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CSC CORPORATION SERVICE COMPANY, HAVING AN ADDRESS AT 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK 10036-8401, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICE OF LEGAL PROCESS AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS SUPPLEMENT SHALL HAVE BEEN PAID IN FULL.  IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

Section 707.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER SERIES 2011-1 RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.

CAL FUNDING I LIMITED

By:

Name:

Title:

Series 2011-1 Supplement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:

Name:

Title:

Series 2011-1 Supplement

EXHIBIT A

Form of Series 2011-1 Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED FOR SALE, TRANSFER OR ASSIGNMENT UNLESS (1) SO REGISTERED OR THE TRANSACTION RELATING THERETO SHALL BE EXEMPT WITHIN THE MEANING OF SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION ADOPTED THEREUNDER AND (2) SUCH TRANSACTION COMPLIES WITH THE PROVISIONS SET FORTH IN SECTION 205 OF THE INDENTURE. BECAUSE OF THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANYONE PURCHASING THIS NOTE MAY ASCERTAIN THE OUTSTANDING PRINCIPAL AMOUNT HEREOF BY INQUIRY TO THE INDENTURE TRUSTEE.

CAL FUNDING I LIMITED
SECURED NOTE,
SERIES 2011-1

Up to $[ ],000,000.00	No. [__]
September 9, 2011

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding I Limited, a limited liability company incorporated and existing under the laws of Bermuda (the “Issuer”); for value received, hereby promises to pay to [_______________], or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to [           ]Million Dollars ($[  ],000,000), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of September 9, 2011 (as amended, restated, supplemented or modified from time to time, the “Indenture”), and the Series 2011-1 Supplement, dated as of September 9, 2011 (as amended, restated, supplemented or modified from time to time, the “Series 2011-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association and (ii) interest on the outstanding principal amount of this Series 2011-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2011-1 Supplement. A record of each Series 2011-1 Advance, Prepayment and repayment shall be made by the related Deal Agent and absent manifest error such record shall be conclusive.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2011-1 Supplement.

Payment of the principal of and interest on this Series 2011-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on, this Series 2011-1 Note is payable at the times and in the amounts set forth in the Indenture and the Series 2011-1 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2011-1 Note is one of the authorized notes identified in the title hereto and issued in the aggregate principal amount of up to Two Hundred Million Dollars ($200,000,000.00) pursuant to the Indenture and the Series 2011-1 Supplement.

The Series 2011-1 Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2011-1 Supplement.

This Series 2011-1 Note is transferable as provided in the Indenture and the Series 2011-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2011-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax, expense, or other governmental charge payable in connection with any transfer or exchange of this Series 2011-1 Note.

The Issuer, the Indenture Trustee and any agent of the Issuer may treat the person in whose name this Series 2011-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

This Series 2011-1 Note is subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2011-1 Supplement.

If an Event of Default or Early Amortization Event shall occur and be continuing, the principal of and accrued interest on this Series 2011-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2011-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances. Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2011-1 Note and on all future holders of this Series 2011-1 Note and of any Series 2011-1 Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2011-1 Note. Supplements and amendments to the Indenture and the Series 2011-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2011-1 Supplement.

The Holder of this Series 2011-1 Note shall have no right to enforce the provisions of the Indenture or the Series 2011-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture or the Series 2011-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2011-1 Supplement; provided, however, that nothing contained in the Indenture or the Series 2011-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2011-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as: permitted by Section 1311 of the Indenture.

All terms and provisions of the Indenture and the Series 2011-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2011-1 Supplement and the issuance of this Series 2011-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2011-1 Note shall not be entitled to any benefit under the Indenture or the Series 2011-1 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, CAL Funding I Limited has caused this Series 2011-1 Note to be duly executed by its duly authorized representative, on this ___ day of September, 2011.

CAL FUNDING I LIMITED

By:

Name:

Title:

This Note is one of the Series 2011-1 Notes described in the within-mentioned Indenture and the Series 2011-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:

Name:

Title:

EXHIBIT B

INTEREST RATE HEDGING POLICY

The notional balance of any Interest Rate Hedge Agreements entered into with respect to then unpaid principal balance of the Notes of all Series then Outstanding that bear interest at a floating rate of interest shall amortize at an annual rate reasonably consistent with the depreciation associated with the pool of Managed Containers and will have a duration equal to the weighted average lease term of the pool of Managed Containers.

A-1

EXHIBIT C

FORM OF EQUIPMENT AND LEASE REPORT

A-2

SCHEDULE 1

[TO BE REVISED] MINIMUM TARGETED PRINCIPAL BALANCE PERCENTAGE

Payment Dates Elapsed From The Conversion Date	Percentage of Minimum Targeted Principal Balance
0	100.00000%
1	99.44444%
2	98.88889%
3	98.33333%
4	97.77778%
5	97.22222%
6	96.66667%
7	96.11111%
8	95.55556%
9	95.00000%
10	94.44444%
11	93.88889%
12	93.33333%
13	92.77778%
14	92.22222%
15	91.66667%
16	91.11111%
17	90.55556%
18	90.00000%
19	89.44444%
20	88.88889%
21	88.33333%
22	87.77778%
23	87.22222%
24	86.66667%
25	86.11111%
26	85.55556%
27	85.00000%
28	84.44444%
29	83.88889%
30	83.33333%
31	82.77778%
32	82.22222%
33	81.66667%

1

Payment Dates Elapsed From The Conversion Date	Percentage of Minimum Targeted Principal Balance
34	81.11111%
35	80.55556%
36	80.00000%
37	79.44444%
38	78.88889%
39	78.33333%
40	77.77778%
41	77.22222%
42	76.66667%
43	76.11111%
44	75.55556%
45	75.00000%
46	74.44444%
47	73.88889%
48	73.33333%
49	72.77778%
50	72.22222%
51	71.66667%
52	71.11111%
53	70.55556%
54	70.00000%
55	69.44444%
56	68.88889%
57	68.33333%
58	67.77778%
59	67.22222%
60	66.66667%
61	66.11111%
62	65.55556%
63	65.00000%
64	64.44444%
65	63.88889%
66	63.33333%
67	62.77778%
68	62.22222%
69	61.66667%
70	61.11111%

2

Payment Dates Elapsed From The Conversion Date	Percentage of Minimum Targeted Principal Balance
71	60.55556%
72	60.00000%
73	59.44444%
74	58.88889%
75	58.33333%
76	57.77778%
77	57.22222%
78	56.66667%
79	56.11111%
80	55.55556%
81	55.00000%
82	54.44444%
83	53.88889%
84	53.33333%
85	52.77778%
86	52.22222%
87	51.66667%
88	51.11111%
89	50.55556%
90	50.00000%
91	49.44444%
92	48.88889%
93	48.33333%
94	47.77778%
95	47.22222%
96	46.66667%
97	46.11111%
98	45.55556%
99	45.00000%
100	44.44444%
101	43.88889%
102	43.33333%
103	42.77778%
104	42.22222%
105	41.66667%
106	41.11111%
107	40.55556%

3

Payment Dates Elapsed From The Conversion Date	Percentage of Minimum Targeted Principal Balance
108	40.00000%
109	39.44444%
110	38.88889%
111	38.33333%
112	37.77778%
113	37.22222%
114	36.66667%
115	36.11111%
116	35.55556%
117	35.00000%
118	34.44444%
119	33.88889%
120	33.33333%
121	32.77778%
122	32.22222%
123	31.66667%
124	31.11111%
125	30.55556%
126	30.00000%
127	29.44444%
128	28.88889%
129	28.33333%
130	27.77778%
131	27.22222%
132	26.66667%
133	26.11111%
134	25.55556%
135	25.00000%
136	24.44444%
137	23.88889%
138	23.33333%
139	22.77778%
140	22.22222%
141	21.66667%
142	21.11111%
143	20.55556%
144	20.00000%

4

Payment Dates Elapsed From The Conversion Date	Percentage of Minimum Targeted Principal Balance
145	19.44444%
146	18.88889%
147	18.33333%
148	17.77778%
149	17.22222%
150	16.66667%
151	16.11111%
152	15.55556%
153	15.00000%
154	14.44444%
155	13.88889%
156	13.33333%
157	12.77778%
158	12.22222%
159	11.66667%
160	11.11111%
161	10.55556%
162	10.00000%
163	9.44444%
164	8.88889%
165	8.33333%
166	7.77778%
167	7.22222%
168	6.66667%
169	6.11111%
170	5.55556%
171	5.00000%
172	4.44444%
173	3.88889%
174	3.33333%
175	2.77778%
176	2.22222%
177	1.66667%
178	1.11111%
179	0.55556%
180	0.00000%

5

SCHEDULE 2

[TO BE REVISED] SCHEDULED TARGETED PRINCIPAL BALANCE PERCENTAGE

Payment Dates Elapsed From The Conversion Date	Percentage of Scheduled Targeted Principal Balance
0	100.00000%
1	99.16667%
2	98.33333%
3	97.50000%
4	96.66667%
5	95.83333%
6	95.00000%
7	94.16667%
8	93.33333%
9	92.50000%
10	91.66667%
11	90.83333%
12	90.00000%
13	89.16667%
14	88.33333%
15	87.50000%
16	86.66667%
17	85.83333%
18	85.00000%
19	84.16667%
20	83.33333%
21	82.50000%
22	81.66667%
23	80.83333%
24	80.00000%
25	79.16667%
26	78.33333%
27	77.50000%
28	76.66667%
29	75.83333%
30	75.00000%
31	74.16667%
32	73.33333%
33	72.50000%

1

Payment Dates Elapsed From The Conversion Date	Percentage of Scheduled Targeted Principal Balance
34	71.66667%
35	70.83333%
36	70.00000%
37	69.16667%
38	68.33333%
39	67.50000%
40	66.66667%
41	65.83333%
42	65.00000%
43	64.16667%
44	63.33333%
45	62.50000%
46	61.66667%
47	60.83333%
48	60.00000%
49	59.16667%
50	58.33333%
51	57.50000%
52	56.66667%
53	55.83333%
54	55.00000%
55	54.16667%
56	53.33333%
57	52.50000%
58	51.66667%
59	50.83333%
60	50.00000%
61	49.16667%
62	48.33333%
63	47.50000%
64	46.66667%
65	45.83333%
66	45.00000%
67	44.16667%
68	43.33333%
69	42.50000%
70	41.66667%

2

Payment Dates Elapsed From The Conversion Date	Percentage of Scheduled Targeted Principal Balance
71	40.83333%
72	40.00000%
73	39.16667%
74	38.33333%
75	37.50000%
76	36.66667%
77	35.83333%
78	35.00000%
79	34.16667%
80	33.33333%
81	32.50000%
82	31.66667%
83	30.83333%
84	30.00000%
85	29.16667%
86	28.33333%
87	27.50000%
88	26.66667%
89	25.83333%
90	25.00000%
91	24.16667%
92	23.33333%
93	22.50000%
94	21.66667%
95	20.83333%
96	20.00000%
97	19.16667%
98	18.33333%
99	17.50000%
100	16.66667%
101	15.83333%
102	15.00000%
103	14.16667%
104	13.33333%
105	12.50000%
106	11.66667%
107	10.83333%

3

Payment Dates Elapsed From The Conversion Date	Percentage of Scheduled Targeted Principal Balance
108	10.00000%
109	9.16667%
110	8.33333%
111	7.50000%
112	6.66667%
113	5.83333%
114	5.00000%
115	4.16667%
116	3.33333%
117	2.50000%
118	1.66667%
119	0.83333%
120	0.00000%

4